UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 10, 2007

Andrew Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Westbrook Corporate Center, Suite 900, Westchester, Illinois 60154

(Address of principal executive offices)       (Zip Code)

(708) 236-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 10, 2007, approximately 78% of the Andrew shares outstanding on the record date, and approximately 99% of the shares present and voting at the special meeting, voted to adopt the Agreement and Plan of Merger, dated as of June 26, 2007, by and among CommScope, Inc., a Delaware corporation, DJRoss, Inc., a Delaware corporation and an indirect wholly owned subsidiary of CommScope, and Andrew Corporation, as the same may be amended from time to time.  Andrew Corporation issued a press release announcing the results of the vote and the expected effective date of the merger.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

	By	/s/ Marty R. Kittrell
	Name:	Marty R. Kittrell
	Title:	Executive Vice President and Chief Financial Officer

Date: December 10, 2007